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                                                                    EXHIBIT 23.2

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

GK Intelligent Systems, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement of our report dated July 24, 1998, except as to Note 9, which is as of September 2, 1998, relating to the financial statements of GK Intelligent Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.


[SIGNATURE OF BDO SEIDMAN, LLP APPEARS HERE]

Houston, Texas
October 16, 1998